Exhibit 2.1(b)
Conformed Copy

FIRST AMENDMENT TO REORGANIZATION AGREEMENT

         This First Amendment to Reorganization Agreement (this “Amendment”) is made and entered into as of this 30th day of June, 2001, between Charter Communications, Inc. (“CCI”) and Marcus Cable of Alabama, L.L.C. (“MCAL”), on the one hand, and TCI TKR of Alabama, Inc. (“TCI TKR-AL”) and TCI Southeast, Inc. (“TCI Cable Parent”), on the other.

Recitals

         A.     CCI, TCI TKR-AL and TCI Parent entered into a Reorganization Agreement (“Agreement”) as of the 26th day of February, 2001.

         B.     The Reorganization Agreement was deemed amended in accordance with the terms of that Agreement Regarding Closing Matters dated as of the same date among CCI, and certain of its affiliates, and AT&T Broadband, LLC, and certain of its affiliates, which amendments were described in that letter dated May 30, 2001, among CCI, TCI TKR-AL, TCI Cable Parent and certain of their respective affiliates.

         C.     CCI has assigned all of its rights and obligations under the Reorganization Agreement to MCAL.

         D.     The parties to this Amendment wish to amend the Agreement, as more fully set forth herein.

Agreements

         In consideration of the above recitals and the mutual agreements stated in this Amendment, the parties agree as follows:

         1.     Defined Terms. Capitalized terms used herein, but not otherwise modified or defined herein, shall have the meanings ascribed to such terms in the Agreement.

         2.     Parties to the Agreement. MCAL shall be a party to the Agreement and shall have all of the rights and obligations of “Buyer” thereunder.

         3.     Vehicle Title Certificates. Seller shall obtain and deliver to Buyer promptly after closing the vehicle title certificates and, if required, bills of sale, for the following vehicles described in Exhibit A attached to this Amendment. In addition, Seller will execute and deliver to Buyer, for no additional consideration and at no additional cost to Buyer, such certificates, bills of sale, or other documents as may be reasonably necessary to give full effect to transfer of vehicles required by the Agreement.

         4.     Copyright Filings. Seller hereby agrees to file, at its expense, all Copyright Statements of Account with respect to the Systems for the 2001/1 filing period as and when due under applicable law.

         5.     Schedules. Schedules 1.21, 1.38, 4.5, 4.6, 4.7 and 6.2 to the Agreement are hereby amended and restated in their entirety, as of February 26, 2001 (except for changes made since such date in compliance with the Agreement), and as of the Closing, as set forth in Exhibit B attached to this Amendment.

         6.     Waiver of Conditions. Buyer hereby waives the condition to its obligation to consummate the transactions contemplated by the Agreement set forth in Section 7.2.8 of the Agreement.

         7.     Relationship to the Agreement. This Amendment supersedes any inconsistent provisions contained in the Agreement. Except as amended hereby, the Agreement remains in full force and effect.

         8.     Opinions; Exhibits. The parties shall amend the Exhibits to the Agreement as appropriate to reflect this Amendment.

         9.     Choice of Law. This Amendment and the rights of the parties under it will be governed by and construed in all respects in accordance with the laws of the state of Delaware, without regard to the conflicts of laws rules of Delaware.

         10.     Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original. This Amendment will become binding when one or more counterparts, individually or taken together, bear the signatures of all parties to this Amendment. Delivery of an executed signature page of this Amendment by facsimile transmission will constitute effective and binding execution and delivery of this Amendment.

[Signature Page Follows]

Exhibit 2.1(b)
Conformed Copy

         The parties have executed this Amendment as of the day and year first above written.

CHARTER COMMUNICATIONS, INC.

MARCUS CABLE OF ALABAMA, L.L.C.

Each By:	/s/ Marcy Lifton

Name: Title:	Marcy Lifton Vice President

TCI TKR OF ALABAMA, INC.

TCI SOUTHEAST, INC.

Each by:	/s/ Alfredo Di Blasio

Name: Title:	Alfredo Di Blasio Vice President

Exhibit A

Vehicle Certificates of Title

1GTEC14M7TZ508756
1G3AJ55M1T6361944
1GTEC19R3TE542821
1GTEC14W9TZ524295
1GTEC14W5TZ523905
1GTEC14W2TZ524820
1GTEC14WXTZ524290
1FDXF4656XEC47495
1FDXF46S8XED19152
1FDXF46SXXED19153
1FTRF17W7XKA89134
1FTZF1722XKC16448
1FTZF1727XKC16476
1FTZF1727XKC16509
1FTRF17W9XKC16675
1FTZF1727XKC18471
1FTRF17W8XKC16702
1FTRF17W5XKC16639
1FTRF17W0XKC14183
1FTRF17L4XKB23214
1FTRF17L2XKB23230
1GDKC34J0YF482543
3FDXF46S8YMA22507

Exhibit B

Amended Schedules 1.21, 1.38, 4.5, 4.6, 4.7 and 6.2

Attached